As Filed With the Securities and Exchange Commission on April 8, 2005
                                                      Registration No.333-123092

================================================================================
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                   FORM SB-2/A
                                 AMENDMENT NO. 1

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      INTERNATIONAL CELLULAR ACCESSORIES
                (Name of small business issuer in its charter)

       Nevada                         5065                     20-1719023
(State or jurisdiction         (Primary Standard              (IRS Employer
 of incorporation or        Industrial Classification     Identification Number)
   organization)                  Code Number)

                              48055 Yale Road, RR32
                         Chilliwack, BC, Canada V2P 6H4
                                 (604) 997-1824
        (Address and telephone number of principal executive offices)

                                   Rachel Wosk
                              48055 Yale Road, RR32
                         Chilliwack, BC, Canada V2P 6H4
                     Phone(604) 997-1824 Fax: (604) 792-0883
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE
================================================================================
 Title of                                            Proposed
each Class            Number        Proposed         Maximum
of Securities       of Shares       Offering         Aggregate       Amount of
  to be               to be          Price           Offering       Registration
Registered          Registered     per Share(3)      Amount(2)         Fee(1)
--------------------------------------------------------------------------------
Common Stock        1,000,000         $.05           $50,000           $5.89
================================================================================
(1)  Registration fee has been paid via Fedwire.
(2) This is an initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $.005 per share.
(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.
================================================================================

                                   PROSPECTUS
                       INTERNATIONAL CELLULAR ACCESSORIES
                        1,000,000 SHARES OF COMMON STOCK
                                 $.05 PER SHARE


This is the initial offering of Common stock of International Cellular Accessories and no public market exists for the securities being offered. International Cellular Accessories is offering for sale a total of 1,000,000 shares of its Common Stock on a "self-underwritten", best efforts, all-or-none basis. The shares will be offered at a fixed price of $.05 per share for a period of 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased. We intend to open a standard bank checking account to be used only for the deposit of funds received from the sale of shares in this offering. This offering is on a best efforts, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration date of the offering, all monies will be returned to investors, without interest or deduction. See "Use of Proceeds" and "Plan of Distribution".


International Cellular Accessories is a development stage, start up company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.


BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 4.


Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is current or complete. Any representation to the contrary is a criminal offense.


================================================================================
                  Offering          Total
                    Price         Amount of        Underwriting        Proceeds
                  Per Share       Offering          Commissions         to Us
--------------------------------------------------------------------------------
Common Stock        $.05          $50,000               $0             $50,000
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 Subject to Completion, Dated          , 2005

                            TABLE  OF  CONTENTS
                                                                            Page
                                                                             No.
                                                                            ----

SUMMARY OF PROSPECTUS ......................................................   2
     General Information about Our Company .................................   2
     The Offering ..........................................................   3
RISK FACTORS ...............................................................   4
RISKS ASSOCIATED WITH OUR COMPANY ..........................................   4
RISKS ASSOCIATED WITH THIS OFFERING ........................................   9
USE OF PROCEEDS ............................................................  12
DETERMINATION OF OFFERING PRICE ............................................  12
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES ..............................  12
PLAN OF DISTRIBUTION .......................................................  14
     Offering Will be Sold by Our Officers and Directors ...................  14
     Terms of the Offering .................................................  14
     Deposit of Offering Proceeds ..........................................  15
     Procedures for and Requirements for Subscribing .......................  15
LEGAL PROCEEDINGS ..........................................................  15
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS ...............  15
EXECUTIVE COMPENSATION .....................................................  17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .............  17
DESCRIPTION OF SECURITIES ..................................................  18
INDEMNIFICATION ............................................................  19
DESCRIPTION OF OUR BUSINESS ................................................  19
     General Information ...................................................  19
     Industry Background ...................................................  20
     Principal Products and Their Markets ..................................  20
     Distribution Methods of the Products ..................................  21
     Status of Any Publicly Announced New Products .........................  22
     Competition ...........................................................  22
     Sources and Availability of Products ..................................  23
     Dependence on One or a Few Major Customers ............................  22
     Patents and Trademarks ................................................  24
     Need for Any Government Approval of Principal Products ................  24
     Government and Industry Regulation ....................................  24
     Research and Development Activities ...................................  24
     Environmental Laws ....................................................  25
     Employees and Employment Agreements ...................................  25
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION ..................  25
DESCRIPTION OF PROPERTY ....................................................  25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .............................  29
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ...................  30
INTEREST OF NAMED EXPERTS AND COUNSEL ......................................  32
AVAILABLE INFORMATION ......................................................  32
FINANCIAL STATEMENTS .......................................................  32

                       INTERNATIONAL CELLULAR ACCESSORIES
                              48055 YALE ROAD, RR32
                         CHILLIWACK, BC, CANADA V2P 6H4


                              SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our," and "ICA" are to International Cellular Accessories.

GENERAL INFORMATION ABOUT OUR COMPANY

International Cellular Accessories was incorporated in the State of Nevada on October 6, 2004. We were formed to import and distribute a range of cellular accessories to wholesalers and retailers throughout Canada and the United States through our wholly owned subsidiary, International Cellular Accessories Inc., located in British Columbia, Canada. We plan to purchase and distribute accessories used in connection with cellular devices, such as travel chargers, antennas, leather carrying cases, portable hands-free units, quick chargers, batteries, cradles and cups, phone holders, and power cords. We intend to purchase and resell at a higher price original equipment manufacturer (OEM) and aftermarket accessories, either prepackaged or in bulk. We also plan to purchase products from generic manufacturers and repackage them under our own brand name. We initially plan to wholesale our products by direct sales to retail stores selling cellular phones and accessories as well as other distributors through relationships that our director Rachel Wosk has developed from her years of experience in the industry.

We are a development stage company and have not yet opened for business or generated any revenues. Our limited start-up operations have consisted of the formation of our business plan, identification of our target market and the accumulation of a database of potential customers. Per our business plan we anticipate sales to begin in September or October of 2005. Currently we have only one full-time employee, our president, and one part time employee. We will require the funds from this offering in order to fully implement our business plan as discussed in the "Plan of Operation" section of this prospectus. We have been issued a "substantial doubt" going concern opinion from our auditors and our only asset is our cash balance of $4,643 in the bank, consisting of $5,000 generated from the issuance of shares to our founders less expenses.

Our administrative offices are currently located at the residence of our President, Rachel Wosk, which she donates to us on a rent free basis at 48055 Yale Road, RR32, Chilliwack, BC, Canada V2P 6H4. The space consists of approximately 1,000 sq. ft. and will be used for storage of inventory as well as an office for general administration. We plan to use these offices until we require larger space. Our registered statutory office is located at 711 S. Carson Street, Suite 4, Carson City, Nevada 89701. Our fiscal year end is December 31.


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
THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution; Terms of the Offering section for a more detailed description of the terms of the offering.

Securities Being Offered:         1,000,000 shares of common stock, par value
                                  $.001.

Offering Price per Share:         $.05


Offering Period:                  The shares are being offered for a period not
                                  to exceed 180 days. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.


Net Proceeds to Our Company:      $45,000

Use of Proceeds:                  We intend to use the proceeds to pay for
                                  offering expenses and to expand our business operations.

Number of Shares Outstanding
Before the Offering:              1,000,000

Number of Shares Outstanding
After the Offering:               2,000,000

Our officers, directors, control persons and/or affiliates do not intend to purchase any shares in this offering.

                              RISK  FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY


RACHEL WOSK, THE PRESIDENT AND DIRECTOR OF THE COMPANY, IS OUR ONLY FULL-TIME EMPLOYEE. LEAH WOSK OUR SECRETARY AND DIRECTOR CURRENTLY DEVOTES APPROXIMATELY 2 HOURS PER WEEK TO COMPANY MATTERS. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE THEY MAY HAVE. THIS COULD RESULT IN THEIR INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense. Until that time the responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon our only full-time employee, Rachel Wosk. She will be responsible for the purchasing, warehousing, selling, packaging and shipping of the cellular accessories. In addition all customer service and support will be handled by her. Ms. Leah Wosk, who currently devotes approximately 2 hours per week to the company, will be available to assist Rachel with some of her duties as and when needed. Neither Rachel nor Leah Wosk has had any experience in a public company including serving as a principal accounting officer or principal financial officer. In the event they are unable to fulfill any aspect of their duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.


SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.


Our company was incorporated in October 2004; we have not yet commenced our business operations; have not yet realized any revenues; and do not anticipate initial revenue from sales until September 2005, or sales to reach a level to sustain our business operations until January 2006. We have no operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the highly competitive cellular accessories market such as obtaining a price for the accessories that will allow us to be competitive and maintaining an inventory of the products that the customers will want. While our management has industry contacts from her years of experience in the cellular business, there is no guarantee that these will be converted into new customers. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to attract and retain customers to purchase our inventory, while keeping costs to a minimum. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

IF WE DO NOT OBTAIN FUNDING FROM THE PROCEEDS OF THIS OFFERING, OUR BUSINESS MAY FAIL.

Our business plan calls for expenses in connection with the marketing and sales of our cellular accessories, as well as the estimated $5,000 cost of this registration statement. At December 31, 2004, we had cash on hand balance of $4,643. We expect that we will only be able to complete the first four months of our business plan without additional funds. Our directors have verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.


WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not yet purchased any products for resale and have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.


IF WE ARE UNABLE TO OBTAIN CELLULAR ACCESSORIES THAT WILL MEET OUR CUSTOMERS' DEMANDS ON A TIMELY BASIS WE MAY LOSE CUSTOMERS AND HAVE NO PROFITS.


We intend to purchase, for resale, cellular accessories from a number of cellular accessory manufacturers and suppliers. Because the markets for cellular accessories are typically driven by rapid technological advancements, frequent new product introductions and short product lifecycles, our ability to meet our customers' demands depends, in large part, on our suppliers providing us with adequate amounts of brand name products on favorable pricing and other terms. Any failure or delay by our suppliers in supplying us with desired cellular accessories, or in providing these products to us on favorable terms, could significantly impair our ability to obtain and deliver products to our customers on a timely and competitive basis.

Additionally, the manufacturers that will supply cellular accessories to us face intense competition from other manufacturers, including some that may have greater financial and other resources.

Accordingly, other manufacturers may produce cellular accessories superior to or more attractive than those that our suppliers produce and they may also be able to spend significantly more to advertise and market their product offerings. If our suppliers fail to respond on a timely basis to the rapid technological changes that have been characteristic of the wireless communications industry, fail to provide new product offerings that are desired by consumers or are otherwise unable to compete effectively against other cellular accessories manufacturers, the products that we will offer may be less desirable and our business operations could suffer. Furthermore, we may lose access to products if the manufacturers that will supply cellular accessories to us are acquired by other manufacturers with which we do not have commercial relationships. Any such consolidation of cellular accessories manufacturers could increase our dependence on a few, and decreasing number of, cellular accessories manufacturers and/or disrupt their supply of products to us.

WE WILL BE SUBJECT TO RAPID TECHNOLOGICAL CHANGES IN OUR INDUSTRY, RESULTING IN SHORT PRODUCT LIFECYCLES, AND WE MAY EXPERIENCE PRODUCT OBSOLESCENCE AND NOT SUCCEED IN RESPONDING TO SUCH CHANGES.

The markets for our products are characterized by rapid technological changes and frequent new product introductions, often resulting in product obsolescence and relatively short product lifecycles. In order to remain competitive, we will have to continually anticipate and respond to future technological changes in our industry and identify, obtain and market new and attractive products. Competitors in the cellular accessories distribution business area and manufacturers may produce and market products that have perceived or actual advantages over the products that we plan to distribute or that otherwise render our products obsolete or less marketable. If this were to occur, our sales could significantly suffer.

In addition, the use of the recently developed Voice over Internet Protocol and other technologies that enable users to make telephone calls using a broadband Internet connection or technological upgrades in traditional landline communications systems could reduce the overall demand for wireless communications products. To the extent that such technologies compete with wireless communications, it would likely reduce the demand for our products. The accurate anticipation of technological and market trends is a complex, uncertain and often costly process, as will be the process of managing our inventory. We cannot assure you that we will respond to such changes unsuccessfully or identify, obtain and timely provide the products necessary for us to remain competitive. Any failure to do so might require us to sell our inventories at below their cost or to write-off inventory balances, resulting in a loss to us.


OUR BUSINESS AND GROWTH COULD BE HINDERED IF WE FAIL TO RETAIN OUR KEY EMPLOYEE AND ATTRACT ADDITIONAL QUALIFIED PERSONNEL.

Our success depends on the continued service of our President, Rachel Wosk, our sole full-time employee. It may be difficult to find a sufficiently qualified individual to replace Ms. Wosk. The loss of either of our executive officers through death or disability, resignation or otherwise could have a material adverse effect on our business and prospects. We do not plan to have key-man insurance on the lives of any of our officers. In addition, in order to support our growth, we will have to effectively recruit, train and retain additional qualified personnel. By January 2006 we anticipate our sales will have reached a level that will sustain our business operations and allow us to begin hiring employees as necessary. Our inability to attract and retain additional necessary personnel could delay or hinder our success and growth.

ONCE WE HAVE ESTABLISHED OUR BUSINESS IN CANADA ANY FUTURE GROWTH WOULD BE DEPENDENT UPON OUR ABILITY TO EXPAND OUR BUSINESS AND ENTER INTO NEW GEOGRAPHIC MARKETS AND WE MAY BE UNABLE TO DO SO.

We intend to establish our operations in Canada and subsequently enter into new geographic markets in the United States. We cannot, however, assure you that we will succeed in any such future expansion. In order to achieve our desired future growth as outlined in our business plan, we will need to manage our operations effectively and if necessary expand our product offerings. Moreover, we cannot assure you that any markets that we enter will be profitable.


COMPETITION IN THE CELLULAR ACCESSORIES MARKET IS INTENSELY COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY IN THIS INDUSTRY.

The cellular accessories market is intensely competitive and fragmented. We will compete against a large number of well-established companies with greater product and name recognition and with substantially greater financial, marketing and distribution capabilities than ours, as well as against a large number of smaller specialty distributors. Our largest competitors will include, by way of example, Brightpoint, Inc., Brightstar, Corp. and CellStar Corporation, all of which are publicly-traded companies.

We intend to compete principally on the basis of price, inventory availability, delivery time and service. Increased price competition could reduce our gross profit and gross margin. The business of distributing cellular accessories has relatively low barriers to entry, particularly in Canada and the United States. As a result, additional new competitors may choose to enter our industry.

We will rely on our cellular accessories suppliers to provide us with new product offerings that are attractive to consumers. Competition among cellular accessories manufacturers may, therefore, adversely affect our ability to compete successfully in the cellular accessories industry to the extent that the products for which we will have distribution or other rights are less marketable than, or otherwise not as competitive as, those for which we will not have such rights.

We must continually anticipate and respond to competitive factors affecting our industry, including new products, changes in consumer preferences, demographic trends, international, regional and local economic, social and financial conditions and our competitors' discount pricing and promotional programs. As the cellular accessories markets mature and as we seek to enter into additional markets and offer new products, we expect that the competition that we face will intensify. We cannot assure you that we will be successful in this competitive environment.


WE DO NOT HAVE, NOR DO WE INTEND TO APPLY FOR, ANY PATENTS OR TRADEMARKS FOR OUR BRAND, PRODUCT LINE, WEBSITE NAME OR CONTENT. THIS COULD RESULT IN A COMPETITOR USING A SIMILAR NAME RESULTING IN A LOSS OF SALES.


We do not have, nor do we intend to apply for, any patents or trademarks. Despite our best efforts to protect our proprietary rights, such as our brand and product line names, because we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business. This may include our web site design, products, product information and sales mechanics or the use of information that we regard as proprietary, such as the technology used to operate our web site and content. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.


WE WILL DEPEND ON THIRD PARTIES TO MANUFACTURE THE PRODUCTS THAT WE WILL DISTRIBUTE AND WE WILL RELY ON THEIR QUALITY CONTROL PROCEDURES, WHICH MAY NOT SATISFY OUR CUSTOMERS STANDARDS, RESULTING IN RETURN OF PRODUCTS AND LOSS OF REVENUE.


We will depend on third parties to manufacture the cellular accessories that we will distribute. Accordingly, we will rely on the quality control procedures of these third parties, which will have the risk to us of supplier failure and customer dissatisfaction with the quality or performance of the products that they produce. Quality or performance problems involving our third-party manufacturers or adverse changes in their financial or other condition could disrupt our ability to supply products to our customers. As a general matter, we will not separately provide warranties for the cellular accessories that we will distribute, but we will pass on to our customers the manufacturers' product warranties. These warranties permit the return of defective products, including those that will be returned to us by our customers. As a result, we will depend on the quality of the products provided to us by our suppliers and the extent and reliability of their warranties for our customers' satisfaction.

WE ARE SUBJECT TO THE MANY RISKS OF DOING BUSINESS INTERNATIONALLY, INCLUDING BUT NOT LIMITED TO THE DIFFICULTY OF ENFORCING LIABILITIES IN FOREIGN JURISDICTIONS.

We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. An investor would have the ability to effect service of process in any action on the company within the United States. In addition, we are registered as a foreign corporation doing business in Canada and are subject to the local laws of Canada governing investor's ability to bring actions in foreign courts and enforce liabilities against a foreign private issuer, or any person, based on U.S. federal securities laws. Generally, a final and conclusive judgment obtained by investors in U.S. courts would be recognized and enforceable against us in the Canadian courts having jurisdiction without reexamination of the merits of the case.

Since all of our officers and directors, and certain experts named in this prospectus, reside outside the United States, substantially all or a portion of the assets of each are located outside the United States. As a result, it may not be possible for investors to affect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States.

BECAUSE WE WILL OPERATE IN A FOREIGN COUNTRY, OUR BUSINESS WILL BE SUBJECT TO FOREIGN CURRENCY FLUCTUATIONS AND RISKS WHICH COULD SEVERELY IMPACT OUR REVENUES AND RESULTS OF OPERATIONS.

We will be subject to fluctuations in the exchange rates pertaining to the U.S. dollar and the Canadian dollar. Differences in currency values may handicap us in the development and/or operation of our business by causing the price of our products to exceed the revenue that can be generated in the target market's respective currency. In the future we may reduce our transaction and translation gains and losses associated with converting foreign currency into U.S. dollars by entering into foreign exchange forward contracts to hedge certain transaction and translation exposures.

RISKS ASSOCIATED WITH THIS OFFERING


BUYING LOW-PRICED PENNY STOCKS IS VERY RISKY AND SPECULATIVE.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may result in fewer brokers willing to make a market in our shares or affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets. See the Plan of Distribution section on page 12.


WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. We will hold investment meetings and invite our friends, acquaintances and relatives in an effort to sell the shares to them; however, there is no guarantee that we will be able to sell the shares and complete the offering.


DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock. There is presently no public market for the shares being offered in this prospectus. While we do intend to contact a market maker to apply for quotation on the Over-the-Counter Bulletin Board immediately following the effectiveness of this Registration Statement, we cannot guarantee that the application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between International Cellular Accessories or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholders acquired their shares at a cost of $.005 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $.05 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $.025 per share, $.025 less than what you paid for them.

WE WILL BE HOLDING ALL PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD HOWEVER THERE IS NO GUARANTEE ALL OF THE FUNDS WILL BE USED AS OUTLINED IN THIS PROSPECTUS.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account at a local bank until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. We have committed to use the proceeds raised in this offering for the uses set forth in the proceeds table. However, certain factors beyond our control, such as increases in certain costs, could result in the company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

OUR OFFICERS AND DIRECTORS AND THEIR AFFILIATES MAY CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MAY DIFFER FROM THE INTERESTS OF MINORITY STOCKHOLDERS.


After the completion of this offering, our executive officers and directors will own 50% of our common stock. However, since we only intend to offer the shares to our friends, family members and acquaintances, we may have substantial influence in how those shareholders vote on future corporate matters. These stockholders may have individual interests that are different from other minority stockholders and if they vote with us on proposed matters, we would be able to exercise significant control over all matters requiring stockholder approval, including the election of directors, approval of significant corporate transactions, a change in control of the company or other matters that could affect your ability to ever resell your shares.

                            USE OF PROCEEDS

We have estimated the gross proceeds from this offering to be $50,000, assuming all shares are sold. We expect to disburse the proceeds from this offering in the priority set forth below, within the first 12 months after successful completion of this offering:


     Total Proceeds                                                 $50,000
     Less Estimated Offering Expenses of:
         Legal                                                      -$3,500
         Accounting                                                 -$1,000
         Transfer Agent Fees                                          -$400
         Printing                                                     -$100
                                                                    -------
     Proceeds to Us:                                                $45,000
                                                                    -------


     Inventory                                                       20,000
     Packaging Supplies                                               3,000
     Advertising and Marketing                                        2,500
     Website design                                                   2,500
     Office Equipment                                                 5,000
     Accounting and Legal                                             5,500
     Office and Administration                                        2,500
     Working Capital                                                  4,000
                                                                    -------
     Total Net Proceeds                                             $45,000
                                                                    =======

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of December 31, 2004, the net tangible book value of our shares was $5,000 or approximately $.005 per share, based upon 1,000,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $50,000, less offering expenses of $5,000, for a total net proceeds to us of $45,000, the net tangible book value of the 2,000,000 shares to be outstanding will be $50,000, or approximately $.025 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholders (1,000,000 shares) will be increased by $.02 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.05 per Share) of $.025 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.025 per share, reflecting an immediate reduction in the $.05 price per share they paid for their shares.

After completion of the offering, the existing shareholders will own 50% of the total number of shares then outstanding, for which they will have made a cash investment of $5,000, or $.005 per Share. Upon completion of the offering, the purchasers of the shares offered hereby will own 50% of the total number of shares then outstanding, for which they will have made a cash investment of $50,000, or $.05 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to December 31, 2004:

     Public Offering Price per Share                          $.05
     Net Tangible Book Value Prior to this Offering           $.005
     Net Tangible Book Value After Offering                   $.025
     Immediate Dilution per Share to New Investors            $.025

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholders and by new investors in this offering:

                                     Total
                    Price          Number of       Percent of     Consideration
                  Per Share       Shares Held      Ownership          Paid
                  ---------       -----------      ---------          ----
Existing
Stockholders        $.005          1,000,000          50%           $ 5,000

Investors in
This Offering       $.05           1,000,000          50%           $50,000

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICERS AND DIRECTORS

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Rachel Wosk and Leah Wosk, our officers and directors, will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officers and directors will not register as broker-dealers pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. None of our officers or directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     b. None of our officers or directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. None of our officers or directors are, or will be at the time of his participation in the offering, an associated person of a broker-dealer; and

     d.   All of our officers and directors meet the conditions of paragraph
          (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not brokers or dealers, or been associated persons of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs
          (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.05 per share until the completion of this offering. There is no minimum amount of subscription required per investor.

This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date").


DEPOSIT OF OFFERING PROCEEDS

This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless and until all shares are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a separate bank account until the total amount of $50,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plans. In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to International Cellular Accessories.

                                LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address                      Age             Position(s)
----------------                      ---             ---------------------
Rachel Wosk (1)                       70              President, CEO and
48055 Yale Road, RR32                                 Chairman of the Board
Chilliwack, BC, Canada V2P 6H4

Leah Wosk (1)                         30              Treasurer, CFO,
409 - 3638 W. Broadway                                Secretary, and Director
Vancouver, BC, Canada V6R 2B7

----------
(1)  Rachel Wosk is the mother of Leah Wosk.

The persons named above have held their offices/positions since inception of our Company and are expected to hold said offices/positions until the next annual meeting of our stockholders. The officers and directors are our only officers, directors, promoters and control persons.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

RACHEL WOSK has been President, CEO and Chairman of the Board of Directors of the Company and its subsidiary since inception. From January 2002 to September 2004 she was the General Manager for Cel-Pak, a wholesaler of cellular accessories in Chilliwack, BC. From November 1989 to Jan 2002 she was employed by the Federal Government of Canada on behalf of Statistics Canada where she worked as a field investigator.

LEAH WOSK has been the Treasurer, CFO, Secretary and a director of the Company since inception. From June 1999 to the present she has been employed by The Maritime Life Assurance Company, an insurance company located in Vancouver, BC. She currently holds the position of Customer Specific Integration Manager and previously held the position of Executive Assistant to the Vice President in the same company. As Customer Specific Integration Manager she is responsible for the development and subsequent implementation of processes around system integration. She is required to balance internal requirements, budget and timelines with customer needs. This includes assessing and documenting conversion implications, risk analysis and final plan recommendations.

From 2003 to present, Ms. Wosk has been taking courses part time in the "Marketing Management" certificate program at the British Columbia Institute of Technology (BCIT) in Burnaby, BC. Starting in 2000 she has taken several courses toward her Certified Employee Benefits Specialist (CEBS) designation. She has since completed courses in Compensation Concepts and Principles, Applications of Life, Health and Other Group Benefits of Group Insurance, and Principles of Life, Health and Other Group Benefits of Group Insurance. In 1996 she received her Pharmacy Technician Certificate from the University College of the Fraser Valley, in Chilliwack, BC. From 1992 to 1994 she studied Liberal Arts at the University College of the Fraser Valley. She has also received numerous certificates in computer applications from Microsoft and Adobe. She is also a member of the International Society of Certified Employee Benefits Specialists (ISCEBS).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

                           EXECUTIVE COMPENSATION

Currently, none of our officers and/or directors are being compensated for their services during the development stage of our business operations.

The officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf. In addition, in the future, we may approve payment of salaries for our officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

In addition, none of our officers, directors or employees are party to any employment agreements.

                         SUMMARY COMPENSATION TABLE

                                  Annual Compensation            Long-Term Comp.
                              -----------------------------      ---------------
                                                     Other
Name and                      Consulting             Annual
Position(s)           Year       Fees       Bonus    Comp.      Awards   Payouts
-----------           ----       ----       -----    -----      ------   -------
Rachel Wosk            2004     $  0        None     None        None      None
President, CEO,
and Director

Leah Wosk              2004     $  0        None     None        None      None
Treasurer, CFO,
Secretary and Director

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

                             No. of        No. of            Percentage
                             Shares        Shares           of Ownership
Name and Address             Before        After         Before         After
Beneficial Owner            Offering      Offering      Offering      Offering
----------------            --------      --------      --------      --------
Rachel Wosk                  500,000       500,000         50%           25%
48055 Yale Road, RR32
Chilliwack, BC
Canada V2P 6H4

Leah Wosk                    500,000       500,000         50%           25%
409 - 3638 W. Broadway
Vancouver, BC
Canada V6R 2B7

All Officers and
 Directors as a Group      1,000,000     1,000,000        100%           50%

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 1,000,000 shares have been issued to the existing stockholders, all of which are held by our officers and directors and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholders do not have any plans to sell their shares at any time after this offering is complete.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 50% of our outstanding shares and the purchasers in this offering will own 50%.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                                 INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                           DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

International Cellular Accessories was incorporated in the State of Nevada on October 6, 2004. We were formed to import and distribute a range of cellular accessories to wholesalers and retailers throughout Canada and the United States. On November 23, 2004, we incorporated a wholly owned privately-held company under the laws of British Columbia, Canada under the name of International Cellular Accessories Inc. The company was incorporated by our directors and they are both officers and directors of the Company.

We are still in the development stage; have not yet commenced business operations; and we have generated no revenues. In December 2004, we were issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position.

INDUSTRY BACKGROUND


Almost every other person in Canada and the U.S. has a cell phone which, in turn, requires some type of accessory. The range of accessories includes new batteries, carrying cases, car chargers or any one of the many other accessories in the cellular market. This is a never-ending process as new models of cell phones incorporating features demanded by the consumer are continually being introduced into the marketplace by the major manufacturers. As new models are introduced, the market for accessories expands creating a demand for these new products. iSuppli, a leading electronics research firm, estimates that 73% of global sales in 2005 will be upgrades and the migration to so-called feature phones, fitted with a digital camera or having a colour display, will account for almost 90% of the global volume by 2008. (iSuppli, Market Tracker Q2-2004)


Following two consecutive quarters of steady growth, the worldwide mobile phone market jumped during the 4th quarter 2004 to its highest level ever. Mobile phone shipments totalled 194.3 million units in the 4th quarter, growing 18.1% sequentially and 24% year over year. For the full year 2004, worldwide mobile phone shipments increased 29.3% over 2003. According to Deloitte and Touche, the mobile phone market is set to grow from 1.5 billion in 2004 to 2 billion subscribers by the end of 2005. Mobile penetration will surpass 100% in some markets as users take a second connection for data or personal use. The Cellular Telephony and Internet Association said there were 135 million cell phone users in the U.S. in 2004, almost double the number of users in 1997. Between 13,000 and 15,000 wireless base stations were built in the U.S. in 2004 alone, according to the wireless tower companies who do the work. 74% of Americans now use a cell phone on a daily basis, averaging 619 minutes of usage per month, Canadians have the second highest usage at 344 minutes per month. (www.itfacts.biz Mobile Usage Statistics).


While the cellular industry continues to experience substantial growth, we cannot provide any assurance that we will benefit from the projected industry growth.


PRINCIPAL PRODUCTS AND THEIR MARKETS

Our planned product distribution activities include the purchasing, warehousing, marketing, selling, picking, packing, shipping and delivery of a broad selection of cellular accessories from both leading and smaller specialty manufacturers. We frequently review and evaluate cellular accessories in determining the mix of products we plan to purchase for distribution.

The cellular accessories we plan to distribute include a variety of products designed to work with all the major cell phone manufactures such as Intel, AT&T, Audiovox, Diamondtel Ericsson, Fujitsu, G.E., Kenwood, Mitsubishi, Motorola, NEC, Nextel, Nokia, Noratel, Panasonic, Pioneer, Prestige, Radio Shack, Samsung, Sanyo, Sony, Technophone and Uniden.

We will distribute accessories used in connection with cellular devices, such as travel chargers, antennas, leather carrying cases, portable hands-free units, quick chargers, batteries, cradles and cups, phone holders, and power cords. We intend to purchase and resell original equipment manufacturer (OEM) and aftermarket accessories, either prepackaged or in bulk. We also plan to purchase products from generic manufacturers and repackage them under our own brand name. At this time we have no distribution arrangements with any manufacturer and are unaware of any specific distribution arrangements that may be offered by the manufacturers. Manufacturers do not enter into exclusive agreements with companies like ours. Based on management's experience, leading manufacturers will normally encourage third party companies such as ours, as their main interest is selling to very large volume accounts.


DISTRIBUTION METHODS OF THE PRODUCTS


We initially plan to market and distribute cellular accessories in western Canada and eventually through our online internet store, which we plan to launch in September 2005. We initially plan to wholesale our products by direct sales to retail stores selling cellular phones and accessories as well as other distributors. Any sales made to retailers will be on a 30-day payment basis while all sales to wholesalers/distributors will be COD. We feel that we will be able to take great advantage of the business contacts that our president has previously developed in this industry. Once we start to grow our business we hope to be able to expand across Canada and into the United States.


We will fulfill all internet customer orders from our office in Chilliwack, British Columbia. We will pack the items and then deliver them via Canada Post's Expedited Parcel Service or other shipping company for distribution to customers in Canada and the United States. We will be committed to shipping accurate orders, efficiently and in a timely manner. Delivery time is estimated to be within one to seven business days from the date of the receipt of the order for domestic orders and six to nine business days for orders to the United States. We will charge each customer in advance for the shipping costs associated with the order.

The typical shopping experience at our online store will begin with a search for products that meet the customer's specific needs, continuing through the ordering process, product delivery and post-purchase support. We believe that the ability to accurately fulfill orders, ship products quickly to a customer's door and efficiently handle customer inquiries is as important to customer satisfaction as a superior product selection. We believe that a high level of customer service and support is critical to retaining and expanding a reliable, repeat customer base and for establishing and maintaining a trusted company name. Accordingly, while we currently do not have the financial resources, or the need to employ any customer service personnel, we do intend to develop a stringent customer service policy. Once we commence sales, management will be available by phone or via e-mail, from 9:00 a.m. to 5:00 p.m., local Pacific Standard Time, Monday through Friday, and during non-business hours via voicemail. We will provide order and shipping confirmations (with tracking numbers) or notifications of out-of-stock items to customers via email. We are dedicated to providing superior customer satisfaction to secure repeat customers.


Ms. Rachel Wosk, our president, will be primarily responsible for our planned product distribution activities including the purchasing, warehousing, marketing, selling, picking, packing, shipping and delivery. She will also handle all customer service activities as well as developing relationships with manufacturers and customers in Western Canada because of her existing relationships that she has developed in the industry over the years. Ms. Leah Wosk, who currently devotes approximately 2 hours per week to the company, will be available to assist Rachel with some of her duties as and when needed.


STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS

We have not publicly announced any new products.

COMPETITION

We will be operating in a highly competitive industry and in highly competitive markets and believe that such competition may intensify in the future. The markets for cellular accessories are characterized by intense competition and significant price erosion over the life of the products. We plan to compete principally on the basis of value, in terms of price, time, product knowledge, reliability, customer service and product availability. Our distribution business will compete with broad-based cellular distributors who carry all cellular related product lines and specialty distributors who may focus on segments within the cellular industry such as accessories. Manufacturers, other than those that have historically produced cellular devices and accessories, are also entering the market to produce various cellular devices including cellular accessories. Their entry is creating new competitors for distribution. Many of these competitors have the financial resources necessary to withstand substantial price competition and could implement extensive advertising and promotional campaigns, both generally and in response to efforts by additional competitors to enter into new markets or introduce new products.

Our competitors will include cellular equipment manufacturers, network operators and other cellular product distributors, both smaller regional distributors such as MW Manufacturing Co. Ltd. and Hitfar Concepts Ltd. as well as much larger international distributors such as CellStar Corporation, BrightStar Corporation and Brightpoint Inc.

The distribution of cellular accessories within the global cellular industry has, in the past, been characterized by relatively low barriers to entry. Our ability to compete successfully will be largely dependent on our ability to anticipate and respond to various competitive and other factors affecting the industry, new product introductions; inconsistent or inadequate supply of product; changes in consumer preferences; demographic trends; international, national, regional and local economic conditions; and discount pricing strategies and promotional activities by competitors.

The markets for cellular products are characterized by rapidly changing technology and evolving industry standards, often resulting in product obsolescence or short product life cycles. Accordingly, our success will be dependent upon our ability to anticipate technological changes in the industry and adapt our offering of products to satisfy evolving industry and customer requirements.

SOURCES AND AVAILABILITY OF PRODUCTS


We will be buying our products wholesale from suppliers and manufacturers. We will attempt to maintain a diverse stock of accessories, providing a wide selection to be ordered by our customers. Products will be purchased on an as-needed and as-available basis to supplement our inventory. All inventory purchases will be made using a letter of credit at this point in time. We will be allowed to repackage the accessories under our own brand name because we will not alter the manufacturer's description of their product.


Inventory purchases will be based on customer demand, product availability, brand name recognition, price, service, and quality. We anticipate some of our suppliers may provide favorable purchasing terms to us, including credit, volume incentive rebates, stock balancing and marketing allowances. Product manufacturers typically provide limited warranties, which we will pass along to our customers.

We intend to sell all types of accessories including travel chargers, antennas, leather carrying cases, portable hands-free units, quick chargers, batteries, cradles and cups, phone holders, and power cords. We will cater to all of our customers individually, in order to satisfy their needs, meaning if we do not have the accessories in our inventory that a customer is looking for, we will order those accessories for them.

We currently have the following suppliers arranged for inventory purchases; however, we have not yet purchased any inventory:

Powerzone Accessories
Brooklyn, New York
Supplier of generic products

World Wide Cellular
New York, New York
Supplier of both generic and OEM products

Hyprecel Cellular
Los Angeles, California
Manufacturer and supplier of generic products

CPD Accessories Inc.
Mississauga, Ontario
Supplier of generic products


We have no formal agreements or arrangements with any suppliers and will use their current published price lists for the purchase of inventory. Products range in cost from $0.80 for a cellular phone leather case up to $11.00 for replacement batteries. We anticipate the profit margin to the company will average 44%.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We feel that, because of the potential wide base of customers for our products, we will not rely on one or few major customers.

PATENTS AND TRADEMARKS

We do not have, nor do we intend to apply for in the near future, any patents or trademarks. We will assess the need for any patents or trademarks on a continuing basis.

NEED FOR ANY GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS

We do not require any government approval for the distribution of any of our intended products.

GOVERNMENT AND INDUSTRY REGULATION


We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business in Canada and the United States. Government regulation of the products we market is a matter handled by the manufacturers of the products we will offer. We expect to continue dealing with established manufacturers and proven products.


We are also aware that as the Internet becomes increasingly popular, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and security of information. Furthermore, the growth of electronic commerce may prompt demand for more stringent consumer protection laws. Several U.S. states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties and has proposed regulations restricting the collection and use of information from minors online. We do not currently have plans to provide personal data regarding our users to any third parties and currently do not plan to identify registered users by age. However, the adoption of additional privacy or consumer protection laws could create uncertainty in usage of the Internet and reduce the demand for our products and services or require us to redesign our web site. We are uncertain as to how our business could be impacted by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity, qualification to do business and personal privacy. The vast majority of these laws were adopted prior to the advent of the

Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address these issues could create uncertainty in the Internet marketplace. This uncertainty could reduce demand for our products through our proposed internet sales, increase the cost of doing business as a result of litigation costs and/or increase product delivery costs.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business we have not spent any funds on research and development activities to date. We do not currently plan to spend any funds on research and development activities in the future.

ENVIRONMENTAL LAWS

Our operations are not subject to any Environmental Laws.

EMPLOYEES AND EMPLOYMENT AGREEMENTS


We currently have two employees, both of which are our executive officers, namely, Rachel Wosk and Leah Wosk. Rachel Wosk devotes full time to our business and currently is responsible for all operations of our business. Leah Wosk, currently devotes approximately 2 hours per week to administrative tasks, but will be available to assist Rachel with some of her duties as and when needed. There are no formal employment agreements between the company and our current employees.


          MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We have generated no revenue since inception and have incurred $181 in miscellaneous expenses through December 31, 2004.

The following table provides selected financial data about our company for the period from the date of incorporation through December 31, 2004. For detailed financial information, see the audited financial statements included in this prospectus.

                 Balance Sheet Data:                   12/31/04
                 -------------------                   --------
                 Cash                                  $ 4,643
                 Total assets                          $ 4,643
                 Total liabilities                     $     0
                 Shareholders' equity                  $ 4,643

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our directors have verbally agreed to advance the company funds to complete the registration process.

To date, we have never had any discussions with any possible acquisition candidate nor have we any intention of doing so.

We believe by having a registration statement in place it will be easier for us to raise the funds necessary to continue implementing our business plan. We believe investors are more comfortable investing in a company that intends to be publicly traded rather than a privately held one. Management reviewed the additional costs associated with being a public company and determined if we prepared the required documents we could keep the costs to a minimum. Even as a privately held company we would provide copies of our annual audited financials to our shareholders. The quarterly reviewed financials and EDGAR filing fees were determined to be minimal compared with the benefit of shareholder confidence in the liquidity of their shares and the ability of the company to obtain additional future financing if necessary to expand operations.


PLAN OF OPERATION

GOING CONCERN

In December 2004, we were issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position.

PROPOSED MILESTONES TO IMPLEMENT BUSINESS OPERATIONS


The following milestones are based on estimates derived from research and marketing data accumulated by our directors. They are estimates only. The amount of initial inventory, working capital requirements and the other projected milestones are approximations only and subject to adjustment based on costs and needs. Management estimates we will be able to complete the registration process and offering by July 1, 2005. During the four months preceding that we will rely upon existing funds to sustain our minimal operations. Once our funding is received we will proceed with the more cost intensive aspects of our business plan such as purchasing inventory, packaging, catalogue printing and website launch. We estimate sales to begin in September and reach a level to sustain daily operations by January 2006. Because our business is order-driven, our revenue requirements will be reviewed and adjusted based on sales. The costs associated with operating as a public company are included in our budget, management will be responsible for the preparation of the required documents to keep the costs to a minimum. We plan to complete our milestones as follows:


MARCH/APRIL 2005

We will start to put together our database of potential customers. This will include assembling phone and fax numbers, email addresses, and mailing addresses and we will start with Rachel Wosk's personal contacts that she has accumulated over the years and will expand to include all other potential retail and wholesale clients. We have budgeted $1,000 to purchase a computer system and Rachel Wosk will be responsible for purchasing the computer and assembling the database.

MAY/JUNE 2005

We will start purchasing the necessary equipment and office furniture for the business, such as a magnetic code machine, estimated cost $2,000, a labeling machine, estimated cost $400, and shelving and racking, estimated cost $600. Rachel Wosk will be responsible for these duties.

JULY/AUGUST 2005

We will start placing orders for our initial inventory to be delivered within the next thirty to sixty days. The initial orders will total approximately $15,000 to $20,000. We will concurrently order packaging supplies for products that do not come prepackaged. We estimate our initial order for packaging materials will be for 2,000 units at an estimated cost of $.50 per unit. Rachel Wosk will be responsible for these duties.

SEPTEMBER 2005

We will design and print our initial catalogue. The initial printing run will be for 500 pieces at an estimated cost of $4.00 per catalogue. Simultaneously we will print promotional flyers with opening specials. Rachel Wosk will be responsible for these duties.

SEPTEMBER/OCTOBER 2005

We will design and launch our website at an estimated cost of $2,500 and simultaneously start mailing promotional flyers with specials on both OEM and generic products. The promotional flyers will specifically target or retail clients in the run up to the Christmas holiday shopping season. Rachel Wosk will be responsible for these duties.

OCTOBER/NOVEMBER 2005

We will attend and display our products at the Network Cellular Show organized by TELUS Corporation in Vancouver, BC, at an estimated cost of $1,200. Rachel Wosk will be responsible for setting up and manning the display booth.

NOVEMBER/EARLY DECEMBER 2005

We will put together a final promotional blitz to drum up last minute sales prior to the end of the Christmas shopping season. Rachel Wosk will be responsible for generating any last minute sales orders.

JANUARY 2006

We anticipate our sales will have reached a level that will sustain our business operations and allow us to begin hiring employees as necessary and compensate our officers and directors for their time. At this time we have no agreements or understandings regarding the amount of compensation for the officers and directors participation.

CRITICAL ACCOUNTING POLICIES

Management's discussion and analysis of our financial condition and results of operations are based on the financial statements which are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of such financial statements requires Management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. On an ongoing basis, Management will evaluate its estimates and will base its estimates on historical experience, as well as on various other assumptions in light of the circumstances surrounding the estimate, and the results will form the basis in making judgments about the carrying values of our assets and liabilities that are not readily apparent from other sources. It should be noted, however, that actual results could materially differ from the amount derived from Management's estimates under different assumptions or conditions.

Our functional currency is in Canadian dollars, as all of our operations are in Canada. We use the United States dollar as our reporting currency for consistency with registrants of the Securities and Exchange Commission.

Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the period end and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the period. Translation adjustments from the use of different exchange rates from period to period are included in the comprehensive income account in stockholder's equity, if applicable.

Loss per share is computed using the weighted average number of common stock outstanding during the period. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period reported.


The Company has no revenues to date from its operations. Once the revenue is generated, we will recognize revenues as the orders are finalized and shipped, in accordance with the terms of our agreements. The cellular accessories are expected to be delivered within a short period, generally ranging from a few days to approximately three weeks. An appropriate deferral is made for direct costs related to sales in process, and no revenue is recognized until shipment of the products has taken place. Billings rendered in advance of products being shipped, as well as customer deposits received in advance, will be recorded as a current liability included in deferred revenue. We are expecting to estimate sale losses and returns, if any, and provide for such losses in the period they are determined and estimable. Once sales commence we will also determine a reasonable allowance for refunds based on the experience we generate and should a high likelihood or occurrence of refund requests take place. We do not believe that there are realistic alternatives to our revenue recognition policy given the short period of service delivery and the requirement to deliver completed products to our customers. We do not believe there is significant risk of recognizing revenue prematurely since our sales process is standardized, the earnings process is short and no single order is expected to account for a significant portion of our revenue.

Inventories are stated at the lower of cost or market, cost being determined on the first in, first out (FIFO) basis.


Our Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted, would have a material effect on the our current financial statements.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. Our administrative offices are currently located at the residence of our President, Rachel Wosk, which she donates to us on a rent free basis at 48055 Yale Road, RR32, Chilliwack, BC, Canada V2P 6H4. The space consists of approximately 1,000 sq. ft. and will be used for storage of inventory as well as an office for general administration. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Rachel Wosk, an officer and director, is the mother of Leah Wosk an officer and director. Rachel Wosk and Leah Wosk are the only officers, directors, promoters and affiliates of both our company and our subsidiary.

We are currently using the home of Rachel Wosk, an officer and director of our Company, on a rent-free basis for administrative purposes and in the future will use it for storage purposes as well. There is no written lease agreement or other material terms or arrangements relating to said arrangement.

On October 29, 2004, the Company issued 500,000 shares of its $0.001 par value common stock to Ms. Rachel Wosk, an officer and director of the Company in exchange for cash in the amount of $2,500, or $0.005 per share.

On October 29, 2004, the Company issued 500,000 shares of its $0.001 par value common stock to Ms. Leah Wosk, an officer and director of the Company in exchange for cash in the amount of $2,500, or $0.005 per share.

We do not currently have any conflicts of interest by or among our current officers, directors, key employees or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

          MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.


The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:


- contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

- contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

- contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

- contains a toll-free telephone number for inquiries on disciplinary actions;

- defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

- contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-    the bid and offer quotations for the penny stock;

- the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officers and directors, who will offer and sell the Shares, are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

The stock transfer agent for our securities is Holladay Stock Transfer, 2939 N. 67th Place, Scottsdale, Arizona 85251, telephone (480)481-3940.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our consolidated financial statement for the period from inception to December 31, 2004, included in this prospectus has been audited by Franklin Griffith & Associates, 6330 McLeod Dr., Suite 7, Las Vegas, Nevada 89120. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The law offices of Carmine J. Bua, 1660 Hotel Circle North, San Diego, CA, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

                              AVAILABLE INFORMATION

We have filed this registration statement on Form SB-2, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of this registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-KSB, 10-QSB and 8-KSB, proxy statements, under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

                              FINANCIAL STATEMENTS

Our fiscal year end is December 31. We intend to provide financial statements audited by an Independent Certified Public Accountant to our shareholders in our annual reports. The audited financial statements for the period from inception, October 6, 2004, to December 31, 2004, immediately follow.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
International Cellular Accessories
(A Development Stage Company)
Las Vegas, Nevada

We have audited the accompanying balance sheet of International Cellular Accessories (A Development Stage Company) as of December 31, 2004, and the related statements of operations, stockholders' deficit, and cash flows for the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Cellular Accessories (A Development Stage Company) as of December 31, 2004, and the results of its activities and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Franklin Griffith & Associates
------------------------------------------
Franklin Griffith & Associates
January 21, 2005 - Except for Note 1 (April 1, 2005)
Las Vegas, Nevada

                       INTERNATIONAL CELLULAR ACCESSORIES
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET

                                                                   (Audited)
                                                                     As of
                                                               December 31, 2004
                                                               -----------------

                                     ASSETS

Current assets
  Cash                                                              $ 4,643
  Prepaid expenses                                                       --
                                                                    -------
      Total current assets                                            4,643

Property and equipment, net                                              --
                                                                    -------

Total assets                                                        $ 4,643
                                                                    =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                                                  $    --
                                                                    -------
      Total current liabilities                                          --
                                                                    -------

      Total liabilities                                                  --

Stockholders' equity
  Common stock; $.001 par value; 75,000,000 shares
   authorized, 1,000,000 shares issued and outstanding                1,000
  Additional paid-in capital                                          4,000
  Accumulated deficit                                                  (181)
  Accumulated other comprehensive income                               (176)
                                                                    -------
      Total stockholders' equity                                      4,643
                                                                    -------

      Total liabilities and stockholders' equity                    $ 4,643
                                                                    =======

                 See Accompanying Notes to Financial Statements

                       INTERNATIONAL CELLULAR ACCESSORIES
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF OPERATIONS


                                                                   (Audited)
                                                                  Period from
                                                                October 6, 2004
                                                             (Date of inception)
                                                                   through
                                                              December 31, 2004
                                                              -----------------

Revenue                                                           $        --

Operating expenses
  General and administrative                                              181
                                                                  -----------

      Total operating expenses                                            181
                                                                  -----------

Loss from operations                                                     (181)

Other income (expenses):
  Other expense                                                            --
  Interest expense                                                         --
                                                                  -----------
      Total other income (expenses)                                        --
                                                                  -----------
Loss before provision for income taxes
 and minority interest                                                   (181)
Provision for income taxes                                                 --
                                                                  -----------

Net loss                                                          $      (181)
                                                                  -----------
Other comprehensive income, net of tax:
  Foreign currency translation adjustment                                (176)

Other comprehensive income                                        $      (176)
                                                                  -----------

Comprehensive income                                              $      (357)
                                                                  ===========

Basic and diluted loss per common share                           $     (0.00)
                                                                  ===========
Basic and diluted weighted average
 common shares outstanding                                          1,000,000
                                                                  ===========

                 See Accompanying Notes to Financial Statements

                       INTERNATIONAL CELLULAR ACCESSORIES
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF CASH FLOWS


                                                                   (Audited)
                                                                  Period from
                                                                October 6, 2004
                                                             (Date of inception)
                                                                   through
                                                              December 31, 2004
                                                              -----------------
Cash flows from operating activities:
  Net loss                                                          $  (181)
  Adjustments to reconcile net loss to
   net cash used by operating activities:
     Other comprehensive income                                        (176)
  Changes in operating assets and liabilities:
     Change in prepaid expenses                                          --
                                                                    -------
         Net cash used by operating activities                         (357)

Cash flows from investing activities:
  Purchase of property and equipment                                     --
                                                                    -------
         Net cash used by investing activities                           --

Cash flows from financing activities:
  Proceeds from issuance of common stock                              5,000
                                                                    -------
         Net cash provided by financing activities                    5,000
                                                                    -------

Net increase in cash                                                  4,643

Cash, beginning of period                                                --
                                                                    -------

Cash, end of period                                                 $ 4,643
                                                                    =======

Supplementary cash flow information:
  Cash payments for income taxes                                    $    --
                                                                    =======
  Cash payments for interest                                        $    --
                                                                    =======

                 See Accompanying Notes to Financial Statements

                       INTERNATIONAL CELLULAR ACCESSORIES
                         (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' EQUITY


                                                        Common Stock         Additional                    Total
                                                    ---------------------     Paid-in    Accumulated    Stockholders'
                                                    Shares         Amount     Capital      Deficit        Equity
                                                    ------         ------     -------      -------        ------
Balance at October 6, 2004 (Date of inception)           --       $    --     $    --      $    --       $    --

Common Stock Issued for Cash                      1,000,000         1,000       4,000           --         5,000

Other comprehensive income
  Foreign currency translation adjustment              (176)         (176)

Net loss                                                 --            --          --         (181)         (181)
                                                 ----------       -------     -------      -------       -------

Balance, December 31, 2004                        1,000,000       $ 1,000     $ 4,000      $  (357)      $ 4,643
                                                 ==========       =======     =======      =======       =======

                 See Accompanying Notes to Financial Statements

                       INTERNATIONAL CELLULAR ACCESSSORIES
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


1.   DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

     Description of business and history - International Cellular Accessories, Nevada corporation, (hereinafter referred to as the "Company" or "International Cellular") was incorporated in the State of Nevada on October 6, 2004. The company plans to be in the business of importing of new cellular accessories for resale to both wholesalers and retailers across Canada firstly and, later on, to the rest of North America. These products, such as aerials, cell phone cases, hands-free units, car chargers, etc., will be purchased from name brand supplies and resold at discounted prices. The company also intends to handle lines of generic accessories which it would like to develop under its own brand. The Company hopes to purchase these items in bulk, repackage and then sell the items to the industry at discounted prices. The Company intends to develop a website for the purpose of generating retail orders from the public at some point in the future, although no work towards this website have been completed as of December 31, 2004. The Company operations has been limited to general administrative operations and is considered a development stage company in accordance with Statement of Financial Accounting Standards No. 7.

     Management of Company - The company filed its articles of incorporation with the Nevada Secretary of State on October 6, 2004, indicating Rachel Cecile Wosk and William Wosk as the incorporators.

     The company filed its initial list of officers and directors with the Nevada Secretary of State on November 24, 2004, indicating it's President is Rachel Cecile Wosk and it's Secretary and Treasurer is Leah Wosk. No directors were indicated on this filing.

     As of December 31, 2004, the company does not have any corporate minutes.

     Going concern - The Company incurred net losses of approximately $181 and accumulated other comprehensive income losses of $176 from the period of October 6, 2004 (Date of Inception) through December 31, 2004 and has not commenced its operations, rather, still in the development stages, raising substantial doubt about the Company's ability to continue as a going concern. The total The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

     The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

     Year end - The Company's year end is December 31.

     Principles of consolidation - The consolidated financial statements include
     the  accounts  of  the  Company  and  its  subsidiaries.   All  significant
     intercompany transactions and balances have been eliminated.

     Use of estimates - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                       INTERNATIONAL CELLULAR ACCESSSORIES
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


1.   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES (continued)

     Property and equipment and rental properties - Property and equipment and rental properties are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 3 to 27 years. The amounts of depreciation provided are sufficient to charge the cost of the related assets to operations over their estimated useful lives. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable property, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income.

     The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

     Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

     Management feels the Company will have a net operating loss carryover to be used for future years. Such losses may not be fully deductible due to the significant amounts of non-cash service costs. The Company has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

     Net loss per common share - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive. For the period from October 6, 2004 (Date of Inception) through December 31, 2004, no options and warrants were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

     Comprehensive income (loss) - The Company's bank account is located in Canada, with funds in Canadian dollars. Foreign currency translation gains and losses were $176 for the year ended December 31, 2004. See Note 7 regarding comprehensive income.

     Foreign Currency Translation - The Company's functional currency is in Canadian dollars as substantially all of the Company's operations are in Canada. The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission ("SEC") and in accordance with the SFAS No. 52 - "Foreign Currency Translation". Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the period end and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the period. Translation adjustments from the use of different exchange rates from period to period are included in the comprehensive income account in stockholder's equity, if applicable.

     Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date. Any exchange gains and losses are included in other items on the statement of operations.

                       INTERNATIONAL CELLULAR ACCESSSORIES
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


1.   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES (continued)

     Concentration of risk - A significant amount of the Company's assets and resources are dependent on the financial support (inclusive of free rent) of Rachel Wosk should Rachel Wosk determine to no longer finance the operations of the company, it may be unlikely for the company to continue.

     Revenue  recognition  - The  Company  has no  revenues  to  date  from  its operations. Once the revenue is generated, the company will recognize revenues as the orders are finalized and shipped, in accordance with the terms of our agreements. The cellular accessories are expected to be delivered within a short period, generally ranging from a few days to approximately three weeks. An appropriate deferral is made for direct costs related to sales in process, and no revenue is recognized until shipment of the products has taken place. Billings rendered in advance of products being shipped, as well as customer deposits received in advance, will be recorded as a current liability included in deferred revenue. We are expecting to estimate sale losses and returns, if any, and provide for such losses in the period they are determined and estimable. Once sales commence we will also determine a reasonable allowance for refunds based on the experience we generate and should a high likelihood or occurrence of refund requests take place. We do not believe that there are realistic alternatives to our revenue recognition policy given the short period of service delivery and the requirement to deliver completed products to our customers. We do not believe there is significant risk of recognizing revenue prematurely since our sales process is standardized, the earnings process is short and no single order is expected to account for a significant portion of our revenue.

     Inventory valuation - Inventories are stated at the lower of cost or market, cost being determined on the first in, first out (FIFO) basis.

     Advertising costs - The Company recognizes advertising expenses in accordance with Statement of Position 93-7 "Reporting on Advertising Costs." Accordingly, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the costs of communicating advertisements in the period in which the advertising space or airtime is used. The Company has recorded no significant advertising costs for the period from October 6, 2004 (Date of Inception) through December 31, 2004.

     Legal Procedures - The Company is not aware of, nor is it involved in any pending legal proceedings.

     Stock-based compensation - The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and
     Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

     The following table represents the effect on net loss and loss per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation for the year ended December 31, 2004:

                                                                       2004
                                                                     --------
     Net loss, as reported                                           $   (181)
     Other comprehensive income                                          (176
     Add: Stock-based employee compensation expense
          included in reported loss, net of related tax effects            --
     Deduct: Total stock-based employee compensation
          expense determined under fair value based methods
          for all awards, net of related tax effects                       --

     Pro forma net loss                                              $   (357)
                                                                     ========

                       INTERNATIONAL CELLULAR ACCESSSORIES
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


1.   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES (continued)

     Net loss per common share:
       Basic and fully diluted loss per share, as reported           $  (0.00)
                                                                     ========
       Basic and fully diluted loss per share, pro forma             $  (0.00)
                                                                     ========

     There were no stock options granted for the period ended December 31, 2004. There are additionally no written or verbal agreements related to the sale of any stock, option or warrants of the Company's common stock.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. The Company is currently evaluating SFAS No. 148 to determine if it will adopt SFAS No. 123 to account for employee stock options using the fair value method and, if so, when to begin transition to that method.

     New accounting pronouncements -

     In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company has not yet assessed the impact on adopting this new standard.

     In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements.

2.   PROPERTY AND EQUIPMENT

     As of December 31, 2004, the Company does not own any property and/or equipment.

3.   STOCKHOLDER'S EQUITY

     The Company has 75,000,000 shares authorized and 1,000,000 issued and outstanding as of December 31, 2004. The issued and outstanding shares were issued as follows:

     500,000 common shares were issued to Leah Wosk on October 29, 2004 for the sum of $2,500 in cash.

     500,000 common shares were issued to Rachel Cecile Wosk on October 29, 2004 for the sum of $2,500 in cash.

4.   LOAN FROM STOCKHOLDER

     As of December 31, 2004, there are no loans to the Company from any stockholders.

                       INTERNATIONAL CELLULAR ACCESSSORIES
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


5.   RELATED PARTY TRANSACTIONS

     The Company currently uses the home of Rachel Wosk, an officer and director of the Company, on a rent-free basis for administrative purposes and in the future will use it for storage purposes as well. There is no written lease agreement or other material terms or arrangements relating to said arrangement.

     As of December 31, 2004, there are no related party transactions between the Company and any officers, other than those mentioned above and in Note 3 - Stockholder's Equity.

6.   STOCK OPTIONS

     As of December 31, 2004, the Company does not have any stock options outstanding, nor does it have any written or verbal agreements for the issuance or distribution of stock options at any point in the future.

7.   COMPREHENSIVE INCOME

     The Company's bank account is located in Canada, with funds in Canadian dollars, while the financial statements are prepared in US Dollars. Foreign currency translation losses were $176 for the year ended December 31, 2004. The before-tax amount and after-tax amount are the same for the Company. The Company maintained an account balance of CDN$5,592 at December 31, 2004, while the exchange rate was $0.8303, thus the equivalent amount in US Dollars is $4,643.

8.   LITIGATION

     As of December 31, 2004, the Company is not aware of any current or pending litigation which may affect the Company's operations.

9.   SUBSEQUENT EVENTS

     There have been no subsequent events after the close of the year, December 31, 2004, which are material to operations.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

          Legal                                  $3,500
          Accounting                              1,000
          Transfer Agent fees                       400
          Printing of Prospectus                    100
                                                 ------
             TOTAL                               $5,000
                                                 ======

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On October 29, 2004, 500,000 shares of common stock were issued to Rachel Wosk, an officer and director, and 500,000 shares of common stock were issued to Leah Wosk, an officer and director, as founders' shares, in exchange for an aggregate amount of $5,000, or $.005 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

ITEM 27. EXHIBITS.

The following exhibits are included with this registration statement filing:


         Exhibit
         Number                Description
         ------                -----------
         3.1              Articles of Incorporation
         3.2              Bylaws
         5                Opinion re: Legality
         23.1             Consent of Independent Auditors
         23.2             Consent of Counsel (See Exhibit 5)
         99               Subscription Agreement


                                  SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Province of British Columbia, Country of Canada.


April 7, 2005                     International Cellular Accessories, Registrant


                                  By: /s/ Rachel Wosk
                                     -------------------------------------
                                     Rachel Wosk, President and Chief
                                     Executive Officer



April 7, 2005                     By: /s/ Leah Wosk
                                     -------------------------------------
                                     Leah Wosk, Treasurer, Chief Financial
                                     Officer, Principal Accounting Officer,
                                     and Secretary


                                      II-2